                                                                    EXHIBIT 99.1
NuCo2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  corporate@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                                  NUCO2 INC. CONTACTS:
                                                       Michael E. DeDomenico
                                                       Chairman and CEO
                                                       Gregg F. Stewart
                                                       Chief Financial Officer
                                                       (772) 221-1754

                       NUCO2 INC. RAISES $15.1 MILLION IN
                        PRIVATE PLACEMENT OF COMMON STOCK

STUART,  FLORIDA,  August 26, 2002 - NuCo2 Inc.  (Nasdaq:  NUCO),  the  nation's largest  provider of bulk CO2  systems and  services  for  carbonating  fountain beverages,  today  announced  that it has  completed a private  placement of 1.7 million  shares of its common  stock at a price of $9.75 per  share.  All of the
shares  were  sold  by  the  Company.   Upon  closing,  the  Company  will  have
approximately 10.6 million shares outstanding.

            The Company intends to use the net proceeds of  approximately  $15.1 million for debt  repayment.  The placement  agent for the offering was SunTrust
Robinson Humphrey Capital Markets.

            "The   success  of  this   offering   underscores   the   confidence
institutional  investors  have  in our  Company's  growth  opportunities,"  said
Michael E. DeDomenico, NuCo2's Chairman and CEO. "We expect the reduction in our indebtedness to help NuCo2 increase profitability,  as well as improve financial flexibility and provide capital needed to accelerate bulk CO2 account growth."

            The  shares  of  common  stock  were  offered  and sold in a private placement  pursuant to exemptions from registration  under the Securities Act of
1933. The Company, as soon as practical, will file a registration statement with the Securities and Exchange  Commission  relating to the resale of the shares of common  stock  by the  purchasers  in the  private  placement,  and will use its commercially  reasonable  efforts to cause the registration  statement to become effective no later than 90 days after the filing date.

                                   ABOUT NUCO2

            NuCo2 is a pioneer in the use of and is the largest  supplier in the
U.S. of bulk CO2 systems for carbonating  fountain beverages.  Substantially all of NuCo2's  revenues  are  derived  from the rental  and  refilling  of bulk CO2 systems  installed at customers'  sites,  which currently  number  approximately
70,000.  Bulk CO2 involves use of a cryogenic  vessel  installed at a customer's site,  which  preserves  CO2 in its  liquid  form and then  converts  the liquid product to gaseous CO2, the necessary ingredient for beverage carbonation. It is a relatively new technology  with clear  advantages over high pressure CO2, such as consistent and improved beverage quality,  increased product yields,  reduced employee handling and storage requirements, greater productivity, elimination of downtime and product waste as well as enhanced safety.  Among NuCo2's  customers are many of the major  national and regional  restaurant and  convenience  store chains, movie theater operators, theme parks, resorts and sports venues.

            STATEMENTS  CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK,  COMPETITIVE  POSITION AND OTHER  STATEMENTS OF  MANAGEMENT'S  BELIEFS,
GOALS AND EXPECTATIONS ARE  "FORWARD-LOOKING  STATEMENTS"  WITHIN THE MEANING OF
SECTION 27A OF THE  SECURITIES  ACT OF 1933 AND  SECTION  21E OF THE  SECURITIES
EXCHANGE  ACT OF 1934,  AND ARE  SUBJECT TO RISKS AND  UNCERTAINTIES  THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER  MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE  STATEMENTS.  WITH  RESPECT  TO SUCH  FORWARD-LOOKING  STATEMENTS,  WE CLAIM
PROTECTION  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF 1995. THESE
RISKS AND  UNCERTAINTIES  INCLUDE,  BUT ARE NOT  LIMITED  TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS,  COMPETITION AND FUTURE OPERATING PERFORMANCE.  THE
COMPANY  DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD  LOOKING  STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###